Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 24, 2025 (the “Closing Date”), SRx Health Solutions, Inc., a Delaware corporation (f/k/a Better Choice Company, Inc.) (the “Company”, “Registrant”, “Better Choice”, or “we”, “us” or “our”) completed a business combination (the “Business Combination”) by and among the Company, 1000994476 Ontario Inc., an Ontario corporation (“AcquireCo”), 1000994085 Ontario Inc., an Ontario Corporation (“CallCo”) and SRx Health Solutions (Canada), Inc., an Ontario corporation (f/k/a SRx Health Solutions, Inc.) (“SRx Canada”), whereby the Company acquired SRx Canada pursuant to the terms of an Arrangement Agreement and Plan of Arrangement entered into on September 2, 2024, by and among the Company, AcquireCo, CallCo and SRx Canada (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement, on the Closing Date, AcquireCo, an indirect wholly-owned subsidiary of the Company, merged with and into SRx Canada, with SRx Canada remaining as the surviving entity, and former shareholders of SRx Canada received 1.76 shares of the Company for each share of SRx Canada held. In total, the Company issued an aggregate net 28.6 million shares of its common stock, representing an approximate value of $60.0 million.

The Arrangement is a reverse merger of Better Choice by SRx Canada. The merger will be accounted for as a business combination in accordance with ASC 820, in which SRx Canada, by obtaining control of the Company, is considered the accounting acquirer and Better Choice is considered the accounting acquiree.

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2025 and the year ended September 30, 2024, giving effect to the Business Combination as if it had been consummated on October 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet presented as of March 31, 2025 gives effect to the Business Combination as if it had been consummated on March 31, 2025.

The unaudited pro forma condensed combined financial information are presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X, in order to give effect to the business combination and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Business Combination is being accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. Under this method of accounting the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Arrangement.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (a) directly attributable to the Business Combination; (b) factually supportable; and (c) with respect to the statements of operations, expected to have a continuing impact on the Company’s results following the completion of the Business Combination. The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements. The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical consolidated financial statements, which are included in the Company’s latest annual report on Form 10-K, and the consolidated financial statements of SRx Canada included this Form 8-K/A.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition had occurred on the dates indicated nor are they indicative of future operating results of the Company.

SRx Health Solutions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

(Dollars in thousands, except share and per share amounts)

	Year Ended September 30, 2024
	Better Choice	SRx Canada	Reference	Transaction Accounting Adjustments	Total Combined
Revenue	$34,975	$147,397		$—	$182,372
Cost of sales	21,986	122,702		—	144,688
Gross profit	12,989	24,696		—	37,685
Operating expenses:
General and administrative	18,956	40,502			59,458
Goodwill impairment		19,782	(1)	(19,782)	—
Intangibles impairment		1,574	(1)	(1,574)	—
Depreciation and amortization		2,994			2,994
Total operating expenses	18,956	64,852			62,452
Loss from operations	(5,967)	(40,156)			(24,767)
Other income (expense):
Interest expense, net	(467)	(3,995)		—	(4,462)
Gain on extinguishment of debt and accounts payable	6,206			—	6,206
Bargain purchase gain	—	—	(2)	4,381	4,381
Other income (expense)	69	(454)		—	(385)
Total other (expense) income, net	5,808	(4,449)			5,740
Loss before income taxes	(159)	(44,605)			(19,027)
Income tax expense	9	52			61
Deferred tax income		965			965
Net loss available to common shareholders	$(168)	$(43,692)			$(18,123)
Weighted average number of shares outstanding, basic	1,615,487	12,559,264	(3)	21,367,927	35,542,678
Weighted average number of shares outstanding, diluted	1,615,487	12,559,264	(3)	21,367,927	35,542,678
Net loss per share, basic	$(0.10)	$(3.48)			$(0.51)
Net loss per share, diluted	$(0.10)	$(3.48)			$(0.51)

Transaction Accounting Adjustments in the Pro Forma Combined Statement of Operations for the year ended September 30, 2024

(1)	Represents impairment of goodwill and intangible assets, a non-cash, non-recurring, one-time charge.

(2)	Represents the adjustment to recognize the bargain purchase gain for the transaction, as the fair value of the net assets acquired is greater than the fair value of the consideration, therefore no goodwill is recognized.

(3)	Represents shares issued upon the Business Combination and an adjustment to the weighted average shares outstanding due to the increase of the number of Better Choice shares outstanding. The detail of the adjustment to the weighted average shares outstanding is as follows (amounts as stated):

Year ended September 30, 2024
Number of Better Choice shares issued as purchase price	30,000,000
Number of Better Choice shares issued as part of transaction costs of the Arrangement	1,599,231
Number of Better Choice shares issued in connection with private placement	1,280,000
Number of fully diluted Better Choice Shares outstanding	2,663,447
Consideration for the acquisition - common stock	35,542,678

SRx Health Solutions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

(Dollars in thousands, except share and per share amounts)

	Six Months Ended March 31, 2025
	Better Choice	SRx Canada	Reference	Transaction Accounting Adjustments		Total Combined
Revenue	$14,317	$29,533			$—	$43,850
Cost of sales	9,330	22,660			—	31,990
Gross profit	4,987	6,873			—	11,860
Operating expenses:
General and administrative	7,879	20,646				28,525
Depreciation and amortization		1,138				1,138
Total operating expenses	7,879	21,784				29,663
Loss from operations	(2,892)	(14,911)				(17,803)
Other income (expense):
Interest expense, net	152	(2,189)			—	(2,037)
Other income	103	3,427			—	3,530
Total other income, net	255	1,238			—	1,493
Loss before income taxes	(2,637)	(13,673)				(16,310)
Income tax expense	8	352			—	360
Deferred tax income		112				112
Net loss	$(2,645)	$(14,137)		$		$(16,782)
Weighted average number of shares outstanding, basic	3,057,549	14,035,458	(1)		18,498,673	35,591,680
Weighted average number of shares outstanding, diluted	3,057,549	14,035,458	(1)		18,498,673	35,591,680
Net loss per share, basic	$(0.87)	$(1.01)				$(0.47)
Net loss per share, diluted	$(0.87)	$(1.01)				$(0.47)

Transaction Accounting Adjustments in the Pro Forma Combined Statement of Operations for the six months ended March 31, 2025

(1)	Represents shares issued upon the Business Combination and an adjustment to the weighted average shares outstanding due to the increase of the number of Better Choice shares outstanding. The detail of the adjustment to the weighted average shares outstanding is as follows (amounts as stated):

Six months ended March 31, 2025
Number of Better Choice shares issued as purchase price	30,000,000
Number of Better Choice shares issued as part of transaction costs of the Arrangement	1,599,231
Number of Better Choice shares issued in connection with private placement	1,280,000
Number of fully diluted Better Choice Shares outstanding	2,712,449
Consideration for the acquisition - common stock	35,591,680

SRx Health Solutions, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

(Dollars in thousands)

	As of March 31, 2025
	Better Choice	SRx	Reference	Transaction Accounting Adjustments		Total Combined
Assets
Cash and cash equivalents	$1,137	$76				$1,213
Accounts receivable, net	4,770	4,573				9,343
Notes receivable	3,331	—	(2)		(3,331)	—
Inventories	4,512	1,573				6,085
Due from related parties	—	360	(3)		(360)	—
Prepaid expenses and other current assets	779	302	(1)		8,800	9,881
Right-of-use assets, current portion		11				11
Other current assets		228				228
Total Current Assets	14,529	7,123				26,761
Fixed assets, net	118	3,130				3,248
Right-of-use assets, operating leases	50	4,450				4,500
Intangible assets, net	—	4,494				4,494
Goodwill	405		(4)		(405)	—
Deferred tax assets		141				141
Other assets	186					186
Total Assets	$15,288	$19,338				$39,330
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$4,440	$34,758				$39,198
Current portion of long-term borrowings	—	25,446	(2)		(1,861)	23,585
Accrued and other liabilities	1,604	—				1,604
Short-term borrowings	—	3,347				3,347
Convertible debt		2,440	(2)		(2,440)	—
Due to related parties	—	226	(3)		(226)	—
Credit facility, net	1,228	—				1,228
Income tax payable		596				596
Operating lease liability	47	1,104				1,151
Deferred revenue		36				36
Total Current Liabilities	7,319	67,953			—	70,745
Non-current Liabilities
Deferred tax liability	—	1,291				1,291
Long-term borrowings	—	653				653
Operating lease liability	5	3,659				3,664
Total Non-current Liabilities	5	5,603			—	5,608
Total Liabilities	7,324	73,556			—	76,353
Stockholders’ Equity
Common Stock	3	18,923	(5)		(18,879)	47
Additional paid-in capital	330,435	1,272	(5)		(289,983)	41,724
Accumulated deficit	(322,474)	(74,413)	(6)		318,093	(78,794)
Total Stockholders’ Equity	7,964	(54,218)				(37,023)
Total Liabilities and Stockholders’ Equity	$15,288	$19,338		$		$39,330

Transaction Accounting Adjustments in the Pro Forma Combined Balance Sheet at March 31, 2025

(1)	Adjustment made to reflect events that occurred in April 2025: $8.8 million in proceeds received from private placements effectuated since March 31, 2025, in connection with the merger and the concurrent entry into a long-term strategic advisory agreement valued at $8.8 million, as part of a single transaction.

(2)	Adjustment made for conversion of notes receivable due from SRx, and corresponding SRx convertible debt, to approximately 0.8 million SRx Canada shares immediately prior to merger closing.

(3)	Represents the write off of all balances due to/due from related parties in connection with the merger closing.

(4)	Represents the elimination of $0.4 million of Better Choice historical goodwill.

(5)	Represents the recapitalization of the combined entity. Reflects approximately $8.6 million in total consideration for the acquisition, which is based on the number of equity interests SRx would have had to issue to give the owners of Better Choice the same percentage equity interest in the Combined Company that results from the reverse acquisition.

(6)	Accumulated deficit is based on the accumulated deficit of SRx, the accounting acquirer. Also includes approximately $0.7 million of transaction costs as well as the adjustment to recognize the bargain purchase gain for the transaction, therefore no goodwill is recognized.

Notes to the Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1 – Basis of presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies after giving effect to the Business Combination. Unless otherwise stated, all accounting terms used herein in respect of the Company, Acquireco, Callco, and SRx Canada shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature in respect of the Company, Acquireco, Callco and SRx Canada required to be made shall be made in a manner consistent with U.S. GAAP consistently applied.

As a result of the effects of the accounting of the reverse merger noted above, the Company has adopted SRx Canada’s fiscal year end of September 30 having been on a calendar year end prior to the Business Combination. As such, the unaudited pro forma condensed combined financial statements for the year ended September 30, 2024 include SRx Canada’s year ended September 30, 2024 and the Company’s year ended December 31, 2024. The unaudited pro forma condensed combined financial statements for the six months ended March 31, 2025 include the six month period October 1, 2024 through March 31, 2025 for both the Company and SRx Canada.

For purposes of preparing the unaudited pro forma condensed combined financial statements, the historical financial information of SRx and related pro forma adjustments were translated from CAD to USD using the following historical exchange rates as posted by the Federal Reserve:

USD/CAD
Balance sheet and related adjustments as of March 31, 2025: period end exchange rate as of March 31, 2025	1.44
Statement of operations and related adjustments for the year ended September 30, 2024: average exchange rate for that period	1.36
Statement of operations and related adjustments for the six months ended March 31, 2025: average exchange rate for that period	1.42

Note 2 – Preliminary Purchase Price Allocation

The Business Combination is being accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. Under this method of accounting the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Business Combination.

The Business Combination is in substance a reverse takeover of Better Choice by SRx, in order to facilitate SRx’s listing on NYSE and access to the U.S. capital markets. On completion of the Arrangement, holders of SRx Shares are expected to retain majority ownership and voting control of the outstanding combined company shares. As such, SRx Canada is deemed to be the accounting acquirer.

The following table presents the preliminary allocation of the $8.6 million consideration for the transaction as of the acquisition date. This preliminary allocation of the purchase price was determined based on the additional number of Better Choice shares that would be issued to Better Choice Shareholders for SRx Shareholders to maintain their majority ownership percentage (4,119,121 shares x $2.09 BTTR stock price at April 24, 2025):

Bargain purchase gain	$(4,381)
Net assets acquired	4,228
Consideration for the acquisition - common stock	$8,609

The purchase price allocation for the Business Combination is preliminary and subject to revision as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has determined that the carrying value of these assets and liabilities as of March 31, 2025 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available.

The final determination of the purchase price allocation will be completed as soon as practicable but not one year beyond the date of the closing date of the Business Combination and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

The following table sets forth a preliminary allocation of the estimated purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of Better Choice based on Better Choice’s unaudited interim consolidated balance sheet as of March 31, 2025, with the excess recorded as bargain purchase gain (in thousands):

Better Choice
Common stock	$8,609
Total consideration	$8,609

Cash and cash equivalents	$1,137
Accounts receivable, net	4,770
Inventories	4,512
Prepaid expenses and other current assets	779
Fixed assets, net	118
Right of use assets, operating leases	50
Other assets	186
Total assets acquired	$11,552

Accounts payable	$4,440
Accrued and other liabilities	1,604
Credit facility, net	1,228
Operating lease liability, short-term	47
Operating lease liability, long-term	5
Total liabilities acquired	$7,324
Net assets acquired	$4,228